UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 12, 2005

Date of report (Date of earliest event reported)

Sotheby's Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	1-9750	38-2478409
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan	48303
(Address of principal executive offices)	(Zip Code)

(248) 646-2400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the

Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the

Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)

under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)

under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Unless renewed or extended, the Employment Agreement between Sotheby’s Holdings, Inc. (the “Company”) and William F. Ruprecht, the President and Chief Executive Officer of the Company (the “Agreement”), will terminate on June 30, 2006. Pursuant to the original terms of the Agreement, if Sotheby’s does not offer to renew the Agreement at least six months prior to that date, Mr. Ruprecht will be entitled upon termination of the Agreement to receive compensation and benefits as if the Agreement had been terminated by him for Good Reason (as defined in the Agreement). On April 12, 2005 the Agreement was amended to change the date prior to which failure by the Company to offer to renew the Agreement will permit the Agreement to be terminated for Good Reason to the earlier of March 31, 2006 or one week after the date of the first regular meeting of the Board of Directors of the Company in 2006. A copy of the Amendment is attached as Exhibit 10.1. Also, pursuant to and as contemplated by the Agreement, Mr. Ruprecht’s base salary for 2005 has been set at $650,000, and he was awarded 115,000 shares of restricted stock in February 2005 as his 2005 equity compensation.

Item 9.01  Financial Statements and Exhibits

(c)   Exhibits

10.1  First Amendment to Employment Agreement between Sotheby’s Holdings, Inc. and William F. Ruprecht.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S HOLDINGS, INC.

By:	/s/ Michael L. Gillis

Michael L. Gillis

Senior Vice President,

Controller and Chief

Accounting Officer

Date:	April 18, 2005